VITESSE ENERGY ANNOUNCES SECOND QUARTER 2026 RESULTS

GREENWOOD VILLAGE, Colo. – August 3, 2026 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today reported the Company’s second quarter 2026 financial and operating results.

SECOND QUARTER 2026 HIGHLIGHTS

•As previously announced, declared a quarterly cash dividend of $0.4375 per common share to be paid on September 30, 2026

•Net income of $33.1 million and Adjusted Net Income(1) of $1.8 million, including a non-cash unrealized gain on commodity derivatives of $40.2 million

•Adjusted EBITDA(1) of $40.2 million

•Cash flow from operations of $25.4 million and Free Cash Flow(1) of $16.3 million

•Production of 17,354 barrels of oil equivalent (“Boe”) per day (60% oil)

•Total cash capital expenditures of $20.7 million

•Total debt of $158.5 million and Net Debt to Adjusted EBITDA ratio(1) of 1.0

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

“In the second quarter, Vitesse’s capital allocation strategy continued to deliver results, with production increasing 9% from the previous quarter following the successful integration of the Powder River Basin assets acquired in April,” stated Jamie Benard, Vitesse’s Chief Executive Officer and President. “While we’ve received a number of questions about whether Vitesse’s strategy has changed, the answer is simple: it has not. We will continue to prioritize a durable fixed dividend, allocate capital only where returns exceed our hurdle rates and maintain a strong balance sheet. With our third quarter dividend now declared, Vitesse has returned capital to stockholders for fifteen consecutive quarters since becoming a public company.”

STOCKHOLDER RETURNS

On July 29, 2026, Vitesse declared its third quarter cash dividend of $0.4375 per share for stockholders of record as of September 15, 2026, which will be paid on September 30, 2026.

On June 30, 2026, the Company paid its second quarter cash dividend of $0.4375 per share to common stockholders of record as of June 15, 2026.

FINANCIAL AND OPERATING RESULTS

Second quarter net income was $33.1 million and Adjusted Net Income was $1.8 million. Adjusted EBITDA was $40.2 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production for the second quarter of 2026 averaged 17,354 Boe per day, a sequential increase of 9% from the first quarter of 2026. Oil represented 60% of production and 95% of total oil and natural gas revenue. Total revenue, including the effects of our realized hedges, was $72.8 million.

Vitesse’s average realized oil and natural gas prices before hedging were $91.98 per Bbl and $1.17 per Mcf, respectively, during the second quarter of 2026. The Company had hedges covering 84% of oil production and its realized oil price with hedging was $71.14 per Bbl. Its realized natural gas price with hedging was $1.55 per Mcf.

Lease operating expenses in the second quarter of 2026 were $18.0 million, or $11.38 per Boe. General and administrative expenses totaled $6.2 million, or $3.89 per Boe.

LIQUIDITY AND CAPITAL EXPENDITURES

As of June 30, 2026, Vitesse had $0.9 million in cash and $158.5 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $117.4 million as of June 30, 2026, consisting of cash and $116.5 million of committed borrowing availability under its revolving credit facility.

During the second quarter of 2026, Vitesse invested $21.1 million in development capital expenditures and acquired $0.7 million of oil and gas properties. Vitesse also recorded a $1.1 million purchase price adjustment received on the Powder River Basin Acquisition in the second quarter of 2026.

OPERATIONS UPDATE

As of June 30, 2026, the Company owned an interest in 305 gross (6.4 net) wells that were either drilling or in the completion phase, and another 363 gross (13.0 net) locations that had been permitted for development.

REVISED 2026 ANNUAL GUIDANCE

Vitesse tightened its 2026 annual guidance in response to second quarter results and recent market conditions as set forth below:

	Prior 2026 Guidance	Revised 2026 Guidance
Annual Production (Boe per day)	16,000 - 17,500	16,300 - 17,200
Oil as a Percentage of Annual Production	60% - 64%	60% - 62%
Total Cash Capital Expenditures ($ in millions)	$50 - $80	$65 - $80

SECOND QUARTER 2026 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	THREE MONTHS ENDED JUNE 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2026	2025	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$86,507	$66,611	$19,896	30%
Natural gas	4,497	15,144	(10,647)	(70%)
Total revenue	$91,004	$81,755	$9,249	11%
Operating Expenses
Lease operating expense	$17,975	$19,629	$(1,654)	(8%)
Production taxes	8,459	6,180	2,279	37%
General and administrative	6,150	311	5,839	*
Depletion, depreciation, amortization, and accretion	34,809	34,576	233	1%
Equity-based compensation	2,735	2,403	332	14%
Interest Expense	$3,022	$2,539	$483	19%
Commodity Derivative Gain, Net	$22,043	$18,451	$3,592	19%
Income Tax (Benefit) Expense	$6,776	$9,871	$(3,095)	(31%)
Production Data:
Oil (MBbls)	940	1,119	(179)	(16%)
Natural gas (MMcf)	3,832	3,630	202	6%
Combined volumes (MBoe)	1,579	1,724	(145)	(8%)
Daily combined volumes (Boe/d)	17,354	18,950	(1,596)	(8%)
Average Realized Prices before Hedging:
Oil (per Bbl)	$91.98	$59.50	$32.48	55%
Natural gas (per Mcf)	1.17	4.17	(3.00)	(72%)
Combined (per Boe)	57.63	47.41	10.22	22%
Average Realized Prices with Hedging:
Oil (per Bbl)	$71.14	$64.21	$6.93	11%
Natural gas (per Mcf)	1.55	4.17	(2.62)	(63%)
Combined (per Boe)	46.12	50.47	(4.35)	(9%)
Average Costs (per Boe):
Lease operating	$11.38	$11.38	$—	—%
Production taxes	5.36	3.58	1.78	50%
General and administrative	3.89	0.18	3.71	*
Depletion, depreciation, amortization, and accretion	22.04	20.05	1.99	10%

*Not meaningful.

COMMODITY HEDGING

Vitesse hedges a portion of its expected oil and natural gas production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. Based on the midpoint of its revised 2026 guidance, Vitesse has approximately 70% of its remaining 2026 oil production hedged and approximately 48% of its remaining 2026 two-stream natural gas production hedged through its natural gas and natural gas liquids hedges. The following tables summarize Vitesse’s open commodity derivative contracts scheduled to settle after June 30, 2026.

Crude oil swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
WTI-NYMEX	Q3 2026	490,679	$65.01
WTI-NYMEX	Q4 2026	457,155	$64.97
WTI-NYMEX	Q1 2027	270,000	$69.25
WTI-NYMEX	Q2 2027	480,000	$68.05
WTI-NYMEX	Q3 2027	495,000	$68.38
WTI-NYMEX	Q4 2027	465,000	$67.88
WTI-NYMEX	Q1 2028	360,000	$70.60
WTI-NYMEX	Q2 2028	360,000	$70.60
WTI-NYMEX	Q3 2028	360,000	$70.60
WTI-NYMEX	Q4 2028	270,000	$70.80
WTI-NYMEX	Q1 2029	180,000	$66.50
WTI-NYMEX	Q2 2029	180,000	$66.50
WTI-NYMEX	Q3 2029	180,000	$66.50
WTI-NYMEX	Q4 2029	180,000	$66.50

Crude oil collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
WTI-NYMEX	Q3 2026	213,000	$61.62 / $72.58
WTI-NYMEX	Q4 2026	168,000	$58.04 / $67.51
WTI-NYMEX	Q1 2027	300,000	$55.75 / $66.44
WTI-NYMEX	Q2 2027	45,000	$60.00 / $64.25

Natural gas collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMBtu)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
Henry Hub-NYMEX	Q3 2026	1,510,800	$3.73 / $4.90
Henry Hub-NYMEX	Q4 2026	1,452,700	$3.73 / $4.90
Henry Hub-NYMEX	Q1 2027	795,000	$4.00 / $5.68

Natural gas basis swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMBtu)	WEIGHTED AVERAGE FIXED PRICE
Chicago City Gate to Henry Hub	Q3 2026	1,510,800	$(0.100)
Chicago City Gate to Henry Hub	Q4 2026	1,452,700	$(0.100)
Chicago City Gate to Henry Hub	Q1 2027	795,000	$0.300

Natural gas liquids swaps:

SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
2H 2026	129,738	$31.77
2027	115,714	$32.92

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	THREE MONTHS ENDED JUNE 30,
(in thousands)	2026	2025
Realized (loss) gain on commodity derivatives (1)	$(18,170)	$5,271
Unrealized gain on commodity derivatives (1)	40,213	13,180
Total commodity derivative gain	$22,043	$18,451

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful, providing a better understanding of our hedge position.

SECOND QUARTER 2026 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, August 4, 2026 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=GpKD5XwJ

Dial-In Number: 877-407-0778 (US/Canada) and +1 201-689-8565 (International)

Conference ID: 13761677 - Vitesse Energy Second Quarter 2026 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and +1 201-612-7415 (International)

Replay Access Code: 13761677 - Replay will be available through August 11, 2026

UPCOMING INVESTOR EVENTS

Vitesse management will participate in the following upcoming investor events:

•EnerCom Denver Energy Conference - Denver - August 18-19, 2026
•Midwest IDEAS Conference - Chicago - August 27, 2026

Any investor presentations to be used for this event will be posted prior to the event on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading U.S. operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions, including the Powder River Basin Acquisition, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business; changes in the interest rate environment, legislation or regulatory requirements; changes in U.S. trade policy, including the imposition of and changes in tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including continued hostilities in the Middle East, including conflict with Iran and disruption to key maritime shipping routes in the region, the conflict in Ukraine and developments in Venezuela) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Consolidated Statements of Operations

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
(In thousands, except share data)	2026	2025	2026	2025
Revenue
Oil	$86,507	$66,611	$146,524	$125,535
Natural gas	4,497	15,144	11,891	22,390
Total revenue	91,004	81,755	158,415	147,925
Operating Expenses
Lease operating expense	17,975	19,629	33,310	33,484
Production taxes	8,459	6,180	14,124	11,953
General and administrative	6,150	311	14,736	12,442
Depletion, depreciation, amortization, and accretion	34,809	34,576	65,996	61,139
Equity-based compensation	2,735	2,403	3,460	4,873
Total operating expenses	70,128	63,099	131,626	123,891
Operating Income	20,876	18,656	26,789	24,034
Other (Expense) Income
Commodity derivative gain (loss), net	22,043	18,451	(32,963)	18,279
Interest expense	(3,022)	(2,539)	(5,637)	(5,443)
Other (expense) income, net	(40)	(38)	(77)	126
Total other income (expense)	18,981	15,874	(38,677)	12,962

Income (Loss) Before Income Taxes	$39,857	$34,530	$(11,888)	$36,996

(Provision for) Benefit from Income Taxes	(6,776)	(9,871)	2,689	(9,669)

Net Income (Loss)	$33,081	$24,659	$(9,199)	$27,327

Weighted average common shares – basic	42,041,479	39,104,962	41,064,396	36,106,598
Weighted average common shares – diluted	42,852,652	40,967,995	41,064,396	38,043,765
Net income (loss) per common share – basic	$0.79	$0.62	$(0.22)	$0.76
Net income (loss) per common share – diluted	$0.77	$0.60	$(0.22)	$0.72

VITESSE ENERGY, INC.
Consolidated Balance Sheets

	JUNE 30,	DECEMBER 31,
(in thousands, except shares)	2026	2025
Assets
Current Assets
Cash	$884	$1,328
Accrued revenue	52,429	30,620
Commodity derivatives	1,768	14,252
Prepaid expenses and other current assets	3,274	5,967
Total current assets	58,355	52,167
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,607,002	1,525,890
Less accumulated DD&A and impairment	(757,363)	(691,963)
Total oil and gas properties, net	849,639	833,927
Other Property and Equipment—Net	99	123
Commodity derivatives	8,950	184
Other noncurrent assets	6,604	6,949
Total assets	$923,647	$893,350
Liabilities and Equity
Current Liabilities
Accounts payable	$11,832	$11,803
Accrued liabilities	38,764	39,141
Commodity derivatives	4,293	—
Other current liabilities	327	307
Total current liabilities	55,216	51,251
Revolving credit facility	158,500	124,500
Deferred tax liability	64,804	67,493
Asset retirement obligations	15,612	14,022
Commodity derivatives	—	46
Other noncurrent liabilities	5,592	6,721
Total liabilities	$299,724	$264,033
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at June 30, 2026 and December 31, 2025, respectively	$—	$—
Common stock, $0.01 par value, 95,000,000 shares authorized; 42,802,648 and 40,615,302 shares issued at June 30, 2026 and December 31, 2025, respectively	428	406
Additional paid-in capital	634,744	630,961
Accumulated deficit	(11,249)	(2,050)
Total equity	623,923	629,317
Total liabilities and equity	$923,647	$893,350

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income (Loss) as net income (loss) before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, (iii) provision for (Benefit from) income taxes, and (iv) certain other items such as material general and administrative costs, reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income (loss) before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items such as material transaction and general and administrative costs.

Vitesse defines Free Cash Flow as cash flow from operations, adjusting for changes in operating assets and liabilities in addition to certain other items such as material general and administrative costs, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

(in thousands)	FOR THE THREE MONTHS ENDED JUNE 30, 2026
Net Income	$33,081
Add:
Unrealized gain on derivative instruments	(40,213)
Equity-based compensation	2,735
Provision for income taxes	6,776
Adjusted Income Before Adjusted Income Tax Expense	2,379

Adjusted Income Tax Expense(1)	(554)

Adjusted Net Income (non-GAAP)	$1,825

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.3%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands, except for ratio)	AT JUNE 30, 2026
Revolving Credit Facility	$158,500
Less: Cash	884
Net Debt	$157,616

(in thousands, except for ratio)	FOR THE THREE MONTHS ENDED JUNE 30, 2026	FOR THE TRAILING TWELVE MONTHS ENDED JUNE 30, 2026
Net Income (Loss)	$33,081	$(11,249)
Add:
Interest expense	$3,022	$10,399
Provision for (Benefit from) income taxes	6,776	(2,561)
Depletion, depreciation, amortization, and accretion	34,809	134,269
Equity-based compensation	2,735	8,833
Unrealized (gain) loss on derivative instruments	(40,213)	9,474
Transaction and other G&A, net	—	2,678
Adjusted EBITDA	$40,210	$151,843

Net Debt to Adjusted EBITDA ratio		1.0

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE THREE MONTHS ENDED JUNE 30, 2026
Net cash provided by operating activities	$25,444
Add:
Changes in operating assets and liabilities	11,986
Cash flow from operations before changes in operating assets and liabilities	37,430
Less: Development of oil and gas properties	(21,087)
Free Cash Flow	$16,343

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com